EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2015, relating to the consolidated financial statements of Omnicell, Inc. and the effectiveness of Omnicell, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Omnicell, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
July 2, 2015